                                                                  Exhibit 4.8.3


No. W-2003-____                                                   _______ Shares



THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EPIXTAR CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

                          COMMON STOCK PURCHASE WARRANT

                                                   Issue Date:  December 9, 2003


            EPIXTAR CORP., a corporation organized under the laws of the State of Florida (the "Company"), hereby certifies that, for value received, ____________________, with its principal address at_____________________________
___________________________________________ or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through five (5) years after such date (the "Expiration Date"), up to _______________ fully paid and nonassessable shares of Common Stock (as hereinafter defined), $.001 par value, of the Company, at the Exercise Price (as defined below). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

            As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Company" shall include Epixtar Corp. and any corporation which shall succeed or assume the obligations of Epixtar Corp. hereunder.

            (b) The term "Common Stock" includes (a) the Company's Common Stock, par value $.001 per share, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

            (d) The term "Exercise Price" shall be five dollars ($5.00) per share of Common Stock subject to adjustment as provided herein and or provided in the Registration Rights Agreement.

         1. Exercise of Warrant.

            1.1 Discretionary Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to exercise this Warrant to acquire shares of Common Stock of the Company at the Exercise Price.

            1.2 Mandatory Exercise. Subject to the conditions set forth hereafter,one (1) time per each consecutive 90-day period until the Expiration Date, the Company may require the exercise, at the Exercise Price, of up to 20% of the original number of Warrants granted hereunder in the event that the Market Price of the Common Stock is $10.00 or greater for thirty (30) consecutive trading days (the "Trading Period") ending on the day prior to the date the Company gives notice that it is requiring exercise (the "Mandatory Notice"). Within seven (7) business days after the Company provides such Mandatory Notice, the Holder shall exercise the number of Warrants as required by such notice. If the Holder fails to exercise the Warrants within the required time period the number of shares subject to such Warrants shall be automatically reduced by the number of shares Holder was required to acquire pursuant to such notice. The period beginning on the first day of the Trading Period and ending on the seventh business day after the Mandatory Notice shall be defined as the "Required Period." The Mandatory Notice shall not be given and any request for exercise pursuant to this section 1.2 shall be of no effect, unless, during the entire Required Period, there is an effective registration statement covering the resale of the shares subject to the Warrant with current prospectus available.

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            1.2.1 Market Price. For purposes hereof, the Market Price shall mean: the 4:00 p.m. closing bid prices for the Common Stock on the OTC Pink Sheets, NASD OTC Bulletin Board, NASDAQ Small Cap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or if the shares are not then trading on a Principal Market, such other market or exchange where the Common Stock is listed or traded.

         2. Procedure for Exercise.

            2.1 Method of Exercise. Upon surrender of a Warrant Certificate with the annexed Form of Purchase Election duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices (presently located at 11900 Biscayne Blvd., Miami FL 33181) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

            2.2 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 5 business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, at the Company's election, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Market Value of one full share or an additional share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

            2.3. Payment.

                  (a) Payment may be made either (i) in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of the Warrant, Common Stock and/or Common Stock receivable upon exercise of the Warrant in accordance with Section
(b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) Notwithstanding any provisions herein to the contrary, if, at the time of an exercise pursuant to either section 1.1 or 1.2, there is no effective registration statement covering the resale of the Common Stock subject to this Warrant, with current prospectus available and if the Market Value of one share of Common Stock at such time is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                        -----
                          A

           Where  X =  the number of shares of Common Stock to be issued to the
                       Holder

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                  A = the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                  B = Exercise Price (as adjusted to the date of such calculation)


         3. Effect of Reorganization and Other Events Affecting Common Stock; Adjustment of Exercise Price.

            3.1 Adjusted Exercise Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 3.1 (F) hereof), including shares held in the Company's treasury, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares, multiplied by the Exercise Price in effect immediately prior to such issuance or sale, and (b) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise

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Price be adjusted pursuant to this computation to an amount in excess of the
Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by
Section 3.1(E) hereof.

            For the purposes of this Section 3.1, the term "Exercise Price" shall mean the Exercise Price per share of Common Stock set forth in the preamble to this Warrant, as adjusted from time to time pursuant to the provisions of this Section 3.1.

            In calculating the adjustment to the Exercise Price, the following apply:

                  A. In case of the issuance or sale of shares of Common Stock for a consideration, part or all of which shall be cash, the amount of the cash consideration therefore shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                  B. In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefore other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                  C. The number of shares of Common Stock at any one time outstanding shall exclude the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the Exercise or exchange of convertible or exchangeable securities.

                  D. Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of this Section 3.1, provided that:

                       (1) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Note Purchase Agreement), if any, received by the Company for such options, rights or warrants.

                       (2) The aggregate maximum number of shares of Common Stock issuable upon Exercise or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Note Purchase Agreement) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the Exercise or exchange thereof.

                       (3) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection
(1) of this Section 3.1(D), or in the price per share at which the securities referred to in subsection (2) of this Section 3.1(D) are convertible or exchangeable, such options, rights or warrants or Exercise or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or Exercise or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the Exercise or exchange of such convertible or exchangeable securities.

                 E. Subdivision; Combination, Etc.

                       (1) Stock Splits and Dividends. If outstanding shares of the common stock shall be subdivided into a greater number of shares or a dividend in common stock shall be paid in respect of common stock, the Exercise Price in effect immediately prior to such subdivision or dividend shall simultaneously with the effectiveness of such subdivision or dividend be proportionately reduced. If outstanding shares of common stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                       (2) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of which are at the time receivable in conjunction with the Note Purchase Agreement or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of common stock, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.1.

                       F. Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 3.1, the number of Securities issuable in conjunction with the Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Securities issuable in conjunction with the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                       G. Exceptions to Adjustment Requirements. No adjustment shall be required pursuant to this Section 3.1 upon:

                       (1) the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant;

                       (2) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee stock option plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of the independent directors established for such purpose;

                       (3) any Common Stock issued in connection with a merger or acquisition;

                       (4) any security issued pursuant to this Note Purchase Agreement or Note Purchase Agreement for unsecured debt securities that have substantially similar terms to the securities issued pursuant to the Note Purchase Agreement;

                       (5) any Common Stock issued pursuant to a lease line or line of credit; or

                       (6) any adjustment of thirteen cents ($.13) or less, although such adjustment shall be carried forward and made with the next adjustment (if any).

                  3.2 Adjustment Resulting from Failure to Register Shares. The Exercise Price is also subject to adjustment pursuant to Section 2(a) of the Registration Rights Agreement.

            4. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 9 hereof).

            5. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

            6. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Assignment Form attached hereto duly completed and executed and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Assignment Form (each a "Transferee"), for an aggregate number of shares of Common Stock equal to the number of shares subject to the Warrant so surrendered by the Transferor.

            7. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            8. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Purchaser at or prior to the issue date of this Warrant.

            9. Warrant Agent. The Company may, by written notice to the each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Sections 1 and 2, exchanging this Warrant pursuant to Section 6 and replacing this Warrant pursuant to Section 7, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

            10. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

            11. Notices, etc. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or five days after being deposited in the U.S. mail as certified or registered mail with postage prepaid with receipt. Such notice shall be addressed to the Holder at such party's address as set forth above and such notice if addressed to the

Company shall be sent to the address above (with a copy to Michael D. DiGiovanna, 212 Carnegie Center, Suite 206, Princeton, New Jersey, 08540) or as subsequently modified by written notice.

            12. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

            13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of Florida without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of Florida or in the federal courts located in the state of Florida; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of Florida. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

                  IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                  EPIXTAR CORP.



                                  By:_______________________________________
                                  Name:
                                  -----

                                  Title:
                                  ------
Witness:



____________________________

                                PURCHASE ELECTION

                   (To be signed only on exercise of Warrant)

TO:  Epixtar Corp.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.W-2003-____), hereby irrevocably elects to purchase (check applicable box):

/_/   ________ shares of the Common Stock covered by such Warrant; or

/_/   the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

/_/   $__________ in lawful money of the United States; and/or

/_/   the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

/_/   the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchaseable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________ whose address is
_______________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:___________________           ____________________________________________
                                    (Signature must conform to name of holder as specified on the face of the Warrant)


                                    ____________________________________________
                                    (Address)

                                 ASSIGNMENT FORM
                   (To be signed only on transfer of Warrant)

                  For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Epixtar Corp. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Epixtar Corp. with full power of substitution in the premises.

--------------------------------------------------------------------------------

Transferees                 Percentage Transferred           Number Transferrred
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Dated:______________________           _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the Warrant)

Signed in the presence of:


____________________________           _________________________________________
          (Name)                                      (address)

ACCEPTED AND AGREED:
[TRANSFEREE]                           _________________________________________
                                                      (address)


____________________________
          (Name)